Baker Tilly US, LLP
125 Baylis Rd, Ste 300
Melville, NY 11747-3800
United States of America

T: +1 (631) 752 7400
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bakertilly.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Unique Logistics Holdings, Inc. and Subsidiaries

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheet of Unique Logistics Holdings, Inc. and Subsidiaries (the "Company") as of May 31, 2020, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception, October 28, 2019 to May 31, 2020, including the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements presents fairly, in all material respects, the financial position of the Company as of May 31, 2020 and the results of their operations and their cash flows for the period from inception, October 28, 2019 to May 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted ours audit in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provided a reasonable basis for our opinion.

Page 1

Unique Logistics Holdings, Inc. and Subsidiaries

Emphasis of Matter - Adoption of New Accounting Principles

As discussed in Note 1 to the consolidated financial statements, upon inception, the Company adopted Accounting Standards Codification Topic 606 as required by Accounting Standards Update 2014-09, *Revenue from Contracts with Customers* (Topic 606) and its related amendments and Accounting Standards Codification Topic 842 as required by Accounting Standards Update 2016-02, *Leases* (Topic 842) and its related amendments. Our opinion is not modified with respect to this matter.

We have served as the Company's auditor since 2020.

BAKER TILLY US, LLP

Melville, New York
January 21, 2021

Page 2

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

MAY 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,349,363
Accounts receivable - trade	7,932,310
Prepaid expenses and other current assets	5,899,403
Total current assets	15,181,076

Property and equipment	198,988

Other long-term assets:
Goodwill	4,773,584
Intangible assets	8,752,000
Operating lease right-of-use assets	4,770,280
Deposits and other assets	292,404
Total other long-term assets	18,588,268
Total assets	$33,968,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable - trade	$9,591,780
Accrued expenses and other current liabilities	7,096,596
Current portion of notes payable	858,333
Current portion of promissory notes	618,309
Current portion of long-term debt due to related parties	6,380,975
Current portion of operating lease liability	1,288,216
Total current liabilities	25,834,209

Long-term liabilities:
Other long-term liabilities	848,010
Notes payable, net of current portion	1,466,667
Long-term debt due to related parties, net of current portion	193,328
Promissory notes, net of current portion	1,027,753
Operating lease liability, net of current portion	3,482,064
Total long-term liabilities	7,017,822
Total liabilities	32,852,031

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized;	-
none issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized; 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	1,514,811
Accumulated deficit	(408,510)
Total stockholders’ equity	1,116,301
Total liabilities and stockholders’ equity	$33,968,332

See accompanying notes to the consolidated financial statements

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

Revenues:
Airfreight services	$169,924
Ocean freight and ocean services	730,944
Contract logistics	18,126
Customs brokerage and other services	151,330
Total revenues	1,070,324

Costs and operating expenses:
Airfreight services	158,223
Ocean freight and ocean services	628,542
Contract logistics	3,497
Customs brokerage and other services	157,800
Acquisition costs	239,350
Professional fees	180,000
Salaries and related costs	60,776
Rent and occupancy	21,086
Selling and promotion	5,720
Other	19,682
Total costs and operating expenses	1,474,676

Loss from operations	(404,352)

Other expense:
Interest expense	(4,158)
Total other expense	(4,158)

Loss before income taxes	(408,510)

Income tax expense	-

Net loss	$(408,510)

Net loss per common share, basic and diluted	$(0.04)

Weighted average common shares outstanding – basic and diluted	10,000,000

See accompanying notes to the consolidated financial statements

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance as of October 28, 2019	-	$-	$-	$-	$-

Issuance of Common Stock	10,000,000	10,000	-	-	10,000

Rollover equity	-	-	1,514,811	-	1,514,811

Net loss	-	-	-	(408,510)	(408,510)

Balance as of May 31, 2020	10,000,000	$10,000	$1,514,811	$(408,510)	$1,116,301

See accompanying notes to the consolidated financial statements

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

Cash Flows From Operating Activities:
Net loss	$(408,510)
Changes in operating assets and liabilities:
Accounts receivable - trade	2,046,885
Prepaid expenses and other current assets	(648,996)
Accounts payable - trade	(192,416)
Accrued expenses and other current liabilities	765,089
Net cash provided by operating activities	1,562,052

Cash Flows From Investing Activities:
Acquisition of business – net of cash acquired	(212,689)
Net cash used in investing activities	(212,689)

Net change in cash and cash equivalents	1,349,363

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$1,349,363

Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets and liabilities	$4,770,280
Non-cash consideration paid in business combination (See Note 2)	$11,102,022

See accompanying notes to the consolidated financial statements

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Unique Logistics Holdings, Inc. (“ULHI” or the “Company”) was incorporated on October 28, 2019 under the laws of Delaware. Management has determined that the Company is organized as, and operates in, one reportable segment and operating segment:, sea and air freight forwarding, servicing customers throughout the United States. From inception, October 28, 2019 to May 29, 2020, ULHI was inactive.

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to have an impact throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries.

The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The extent of the impact of COVID-19 on our operational and financial performance will depend on the effect on our shippers and carriers, all of which are uncertain and cannot be predicted. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries stated in U.S. dollars, the Company’s functional currency. See Note 2.

All significant intercompany transactions and accounts are eliminated in consolidation.

Business Combination

The Company accounts for business acquisitions using the acquisition method as required by FASB ASC Topic 805, Business Combinations. The assets acquired and liabilities assumed in business combinations, including identifiable intangible assets, are recorded based upon their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the net tangible and identifiable intangible assets acquired is recorded as goodwill. Acquisition expenses are expensed as incurred. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed as of the acquisition date, the estimates are inherently uncertain and subject to refinement.

The fair values of intangible assets are generally estimated using a discounted cash flow approach with Level 3 inputs. The estimate of fair value of an intangible asset is equal to the present value of the incremental after-tax cash flows (excess earnings) attributable solely to the intangible asset over its remaining useful life. To estimate fair value, the Company generally uses risk-adjusted cash flows discounted at rates considered appropriate given the inherent risks associated with each type of asset. The Company believes the level and timing of cash flows appropriately reflects market participant assumptions.

For acquisitions that involve contingent consideration, the Company records a liability equal to the fair value of the contingent consideration obligation as of the acquisition date. The Company determines the acquisition date fair value of the contingent consideration based on the likelihood of paying the additional consideration. The fair value is generally estimated using projected future operating results and the corresponding future earn-out payments that can be earned upon the achievement of specified operating objectives and financial results by acquired companies using Level 3 inputs and the amounts are then discounted to present value. These liabilities are measured quarterly at fair value, and any change in the fair value of the contingent consideration liability is recognized in the consolidated statement of operations.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding adjustment to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recognized in the consolidated statement of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the consolidated financial statements include determinations of the useful lives and expected future cash flows of long-lived assets, including intangibles, valuation of assets acquired in business combinations and estimates of valuation assumptions for long-lived assets impairment.

Fair Value Measurement

The Company follows the authoritative guidance that establishes a formal framework for measuring fair values of assets and liabilities in the consolidated financial statements that are already required by generally accepted accounting principles to be measured at fair value. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The transaction is based on a hypothetical transaction in the principal or most advantageous market considered from the perspective of the market participant that holds the asset or owes the liability.

The Company utilizes market date or assumptions that market participants who are independent, knowledgeable and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborate or generally unobservable. The Company attempts to utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company is able to classify fair value balances based on the observability of those inputs. The guidance establishes a formal fair value hierarchy based on the inputs used to measure fair value. The hierarchy gives the highest priority to level 1 measurements and the lowest priority to level 3 measurements, and accordingly, level 1 measurement should be used whenever possible.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities or published net asset value for alternative investments with characteristics similar to a mutual fund.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs for the asset or liability.

The methods used may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while management believes its valuation methods are appropriate,  the fair value of certain financial instruments could result in a difference fair value measurement at the reporting date. There were no changes in the Company’s valuation methodologies from the prior year.

The carrying amounts for financial assets and liabilities of cash and cash equivalents, accounts receivable - trade, accounts payable - trade, accrued expenses and other current liabilities, current portion of long-term debt due to related party payables, and current portion of promissory loans approximate fair value due to their short-term nature as of May 31, 2020. Lease liabilities approximate fair value based on the incremental borrowing rate used to discount future cash flows.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. No loss had been experienced, and management believes it is not exposed to any significant risk on credit.

Accounts Receivable – Trade

Accounts receivable - trade from revenue transactions are based on invoiced prices which the Company expects to collect. In the normal course of business, the Company extends credit to customers that satisfy pre-defined credit criteria. The Company generally does not require collateral to support customer receivables. Accounts receivable - trade, as shown on the consolidated balance sheet, is net of allowances when applicable. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectability based on an evaluation of historic and anticipated trends, the financial condition of the Company’s customers, and an evaluation of the impact of economic conditions. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, net of allowance for doubtful accounts. As of May 31, 2020 the Company did not record an allowance for doubtful accounts.

Concentrations

No customer represented greater than 10% of accounts receivable as of May 31, 2020. Two customers accounted for 21% and 10% of revenue, respectively, for the period from inception, October 28, 2019, through May 31, 2020.

Off Balance Sheet Arrangements

The Company has an agreement with an unrelated third party (the “Factor”) for factoring of specific accounts receivable. The factoring is treated as a sale in accordance with FASB ASC 860, Transfers and Servicing, and is accounted for as an off-balance sheet arrangement. Proceeds from the transfers reflect the face value of the account less a discount, which is recorded as a charge to interest expense in the Company’s consolidated statement of operations in the period the sale occurs. Net funds received are recorded as an increase to cash and a reduction to accounts receivable outstanding in the consolidated balance sheet. The Company reports the cash flows attributable to the sale of receivables to third parties and the cash receipts from collections made on behalf of and paid to third parties, on a net basis as trade accounts receivables in cash flows from operating activities in the Company’s consolidated statement of cash flows.

The Company acts as the agent on behalf of the third party for the arrangements and has no significant retained interests or servicing liabilities related to the accounts receivable sold. The agreement provided the Factor with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. In order to mitigate credit risk related to the Company’s factoring of accounts receivable, the Company may purchase credit insurance, from time to time, for certain factored accounts receivable, resulting in risk of loss being limited to the factored accounts receivable not covered by credit insurance, which the Company does not believe to be significant.

As of May 31, 2020, the Company assigned for factoring approximately $4,785,000 of accounts receivable pursuant to the Company’s agreements, representing the face amount of total outstanding receivables. The Factor confirmed the purchase of such receivables as of May 31, 2020 and committed the disbursement of funds on behalf of the Company. Disbursements amounting to 80% of the purchased accounts receivable were made on June 1, 2020. The Company recognizes factoring costs upon disbursement of funds. The fees for the period from inception, October 28, 2019, through May 31, 2020 were immaterial. See Note 12.

Factoring Reserve

When an invoice is sold to factor, the amount received from the factor is credited to accounts receivable – trade and a reserve is retained by factor which is debited to “factoring reserve” which is in prepaid expenses and other current assets on the consolidated balance sheet.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Factor Recovery

In certain instances, the Company receives payment for a factored reserve directly from the customer. In these cases, until the funds are paid to the factor, the Company records the payment as “factor recovery” which is in  accrued expenses and other current liabilities on the consolidated balance sheet.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Estimated useful lives of property and equipment are as follows:

Software	3 years
Computer equipment	3 -5 years
Furniture and fixtures	5- 7 years
Leasehold improvements	Shorter of estimated useful life or remaining term of the lease

Both the useful life of an asset and its residual value, if any, are reviewed annually.

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. The Company did not record any impairment for the period from inception, October 28, 2019, through May 31, 2020.

Goodwill and Other Intangibles

The Company accounts for business acquisitions in accordance with GAAP. Goodwill in such acquisitions is determined as the excess of fair value over amounts attributable to specific tangible and intangible assets. GAAP specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are based on independent appraisals or internal estimates.

In accordance with GAAP, the Company does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life. Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on an accelerated basis over 12 to 15 years.

The Company tests goodwill for impairment annually or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its carrying amount (a triggering event). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required. In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of an such impact.

For the period from inception, October 28, 2019, through May 31, 2020, no impairment of goodwill was identified.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets are comprised of intangible assets and property and equipment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of FASB ASC 360-10 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value. The Company did not record any impairment for the period from inception, October 28, 2019, through May 31, 2020 as there were no triggering events or changes in circumstances that indicate that the carrying amount of an asset may not be recoverable.

Income Taxes

The Company files a consolidated income tax return for federal and most state purposes.

Management has determined that there are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company were to incur an income tax liability in the future, interest and penalties on any income tax liability would be reported as interest expense. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based on ongoing analysis of tax laws, regulations, and interpretations thereof as well as other factors. Generally, federal, state, and local authorities may examine the Company’s tax returns for three to four years from the filing date and the current and prior three to four years remain subject to examination as of December 31, 2019 for the UL US Entities and May 31, 2020 for UL HI.

The Company uses the assets and liability method of accounting for deferred taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax basis.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (“NOLs”) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to the income tax provision.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers upon inception. Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to receive in exchange for services. The Company recognizes revenue upon meeting each performance obligation based on the allocated amount of the total consideration of the contract to each specific performance obligation. Contract assets are recorded in prepaid expenses and other current assets on the consolidated balance sheet (see Note 3). Contract liabilities are recorded in accrued expenses and other current liabilities on the consolidated balance sheet (see Note 7).

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

To determine revenue recognition, the Company applies the following five steps:

1.Identify the contract(s) with a customer;

2.Identify the performance obligations in the contract;

3.Determine the transaction price;

4.Allocate the transaction price to the performance obligations in the contract; and

5.Recognize revenue as or when the performance obligation is satisfied.

Revenue is recognized as follows:

i.Freight income - export sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the sail or departure from origin port. The Company is the principal in these transactions and recognizes revenue on a gross basis.

ii.Freight income - import sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the delivery to the customer’s designated location. The Company is the principal in these transactions and recognizes revenue on a gross basis.

iii.Customs brokerage and other service income

Customs brokerage and other service income from the provision of other services is recognized at the point in time the performance obligation is met.

The Company’s business practices require, for accurate and meaningful disclosure, that it recognizes revenue over time. The “over time” policy is the period from point of origin to arrival of the shipment at US Port of entry (or in the case when the customer requires delivery to a designated point, the arrival at that delivery point). This over time policy requires the Company to make significant judgements to recognize revenue over the estimated duration of time from port of origin to arrival at port of entry.  The point in the process when the Company meets its obligation in the port of entry and the subsequent transfer of the goods to the customer is when the customer has the obligation to pay, has taken physical possession, has legal title, risk and awards (ownership) and has accepted the goods. Should the obligation of shipping the goods from its origin to the United States not be fulfilled, the Company will not have the right to invoice the customer nor will it have any obligation to settle dues to any shipping line or airline.

The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. As discussed under ASC 606-10-55, the Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process and assuming the risk of loss for delivery and collection.

Revenue billed prior to realization is recorded as contract liabilities in “accrued expenses and other current liabilities” on the consolidated balance sheet and contract costs incurred prior to revenue recognition are included in “prepaid expenses and other current assets” on the consolidated balance sheet.

Contract Assets

Contract assets represent amounts for which the Company has the right to consideration for the services provided while a shipment is still in-transit but for which it has not yet completed the performance obligation and has not yet invoiced the customer. Upon completion of the performance obligations, which can vary in duration based upon the method of transport and billing the customer, these amounts become classified within accounts receivable.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the statement of operations) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants. The Company did not have any potentially dilutive shares.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

The Company adopted ASC 842 upon inception and recognized a right of use (“ROU”) asset and liability in the consolidated balance sheet in the amount of $4,770,280 related to the operating lease for office and warehouse space.

The Company adopted the package of practical expedients that allows it to (i) not reassess whether an arrangement contains a lease, (ii) carry forward its lease classification as operating or capital leases, (iii) not to apply the recognition requirements in ASC 842 to short-term leases, (iv) not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial. and (v) not reassess its previously recorded initial direct costs. In addition, the Company elected the practical expedient to not separate lease and non-lease components, and therefore both components are accounted for and recognized as lease components.

For leases in which the acquiree is a lessee, the Company shall measure the lease liability at the present value of the remaining lease payments, as if the acquired lease were a new lease of the Company at the acquisition date. The Company shall measure the right-of-use asset at the same amount as the lease liability as adjusted to reflect favorable and unfavorable terms of the lease when compared with market terms. The values of the leases acquired in the business acquisition discussed in Note 2 were representative of fair value at the acquisition date and no favorable or unfavorable terms were noted.

The Company determines if an arrangement is a lease at inception. Right-of-use assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the Company's obligation to make lease payments arising from the lease. All ROU assets and lease liabilities are recognized at the commencement date at the present value of lease payments over the lease term. ROU assets are adjusted for lease incentives and initial direct costs. The lease term includes renewal options exercisable at the Company's sole discretion when the Company is reasonably certain to exercise that option. As the Company's leases generally do not have an implicit rate, the Company uses an estimated incremental borrowing rate based on borrowing rates available to them at the commencement date to determine the present value. Certain of our leases include variable payments, which may vary based upon changes in facts or circumstances after the start of the lease. The Company excludes variable payments from ROU assets and lease liabilities, to the extent not considered fixed, and instead expenses variable payments as incurred. Lease expense is recognized on a straight-line basis over the lease term and is included in rent and occupancy expenses in the consolidated statement of operations.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Advertising and Marketing

All costs associated with advertising and marketing of the Company products are expensed during the period when the activities take place and are included in selling and promotion on the consolidated statement of operations.

Adoption of Accounting Standards Upon Inception

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition. ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 and most industry-specific guidance throughout the Industry Topics in the ASC. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the standard upon its inception.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Accounting Standards Codification (“ASC”) Topic 842 or ASC 842). ASU 2016-02 requires that lease arrangements longer than 12 months result in an entity recognizing an asset and a liability. The Company adopted the standard upon its inception.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, that simplifies the subsequent measurement of goodwill by eliminating Step 2 of the goodwill impairment test. The Step 2 test requires an entity to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, an entity will record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value determined in Step 1. This update also eliminates the qualitative assessment requirements for a reporting unit with zero or negative carrying value. The Company adopted the standard upon its inception.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires entities to use a Current Expected Credit Loss model which is a new impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The entity’s estimate would consider relevant information about past events, current conditions and reasonable and supportable forecasts. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 31, 2019 with early adoption permitted for annual reporting periods beginning after December 31, 2018. The Company does not expect the adoption of ASU 2016-13 to have a material impact on its consolidated financial statements.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company early adopted the new standard. The adoption of the new standard did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The adoption of the new standard did not have a significant impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the consolidated financial statements were issued are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

2. BUSINESS ACQUISITION

On May 29, 2020 (“Acquisition Date”), the Company entered into a Securities Purchase Agreement (SPA) with Unique Logistics Holdings Ltd, (“UL HK”), a Hong Kong company, (the “UL HK Transaction”), pursuant to which the Company purchased from UL HK (i) sixty percent (60%) of the membership interests of (“UL ATL Membership Interests”) of Unique Logistics International (ATL) LLC, a Georgia limited liability company (“UL ATL”); (ii) eighty percent (80%) of the common stock of Unique Logistics International (BOS) Inc., a Massachusetts corporation (“UL BOS”); and (iii) sixty-five percent (65%) of the Unique Logistics International (USA) Inc., a New York corporation (“UL NY”), for the following consideration: (i) $6,000,000, to be paid in accordance with the following (a) $1,000,000 in cash; (b) $5,000,000 in the form of subordinated promissory note (zero percent interest rate and has a maturity of three years) issued in favor of UL HK and (c) 1,500,000 shares of common stock of the Company, representing 15% of  common stock outstanding. In connection with the UL HK Transaction, the Company also entered into a Consulting Services Agreement for a term of three years with Great Eagle Freight Limited (“GEFL”), a wholly owned subsidiary of UL HK.

UL ATL, UL BOS, and UL NY are collectively referred to as “UL US Entities”.

The Company also entered into three separate securities purchase agreements with the minority interest holders of UL ATL (the, “UL ATL Transaction”), UL BOS (the “UL BOS Transaction”) and UL NY (the “UL NY Transaction”), respectively, whereby, together with the consummation of the UL HK Transaction, each such entity became a wholly-owned subsidiary of the Company.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

2. BUSINESS ACQUISITION (CONTINUED)

In connection with the UL ATL Transaction, the Company purchased from the minority shareholder, the remaining forty percent (40%) of the UL ATL Membership Interests, for the following consideration transferred: (i) US $2,819,000, which was paid in accordance with the following: (a) $994,000 in cash; and (b) $1,825,000 through subordinated, non-interest bearing, promissory note with a maturity of three years to be issued in favor of the minority shareholder. In connection with UL ATL Transaction, the Company also entered into a non-compete, non-solicitation and non-disclosure agreement with the minority holder for $500,000 for a three-year period.

In connection with the UL BOS Transaction, the Company purchased from the minority shareholder, the remaining twenty percent (20%) of the UL BOS Common Stock for a purchase price of up to $290,000 to be paid in accordance with the following: (a) $90,000 to be paid in monthly cash payments of $2,500 for a period of thirty-six (36) months (non-interest), and (b) assumption of up to $200,000 of debt owed to UL HK. In connection with the UL BOS Transaction, the Company entered into an employment agreement with the minority shareholder (“UL BOS Employment Agreement”). The UL BOS Employment Agreement contains an initial term of three years, beginning on May 29, 2020 and ending May 29, 2023. Following the initial term, the UL BOS Employment Agreement may be terminated by either party on 60 days’ written notice.

In connection with the UL NY Transaction, the Company purchased from a minority shareholder, the remaining thirty-five (35%) of the UL NY Common Stock for considerations to be paid in accordance with the following: (a) the issuance of 7,199,000 shares of the Company and (b) the execution of an Employment Agreement (“UL NY Employment Agreement”). The UL NY Agreement has an initial term of approximately three years, and automatically renews for successive consecutive one-year period terms, unless either party provides notice to the other party as provided in the UL NY Employment Agreement.

In addition, the Company paid $239,350 of closing costs for legal, accounting and other professional fees which were expensed during the period.

The price consideration is as follows:
Cash consideration	$1,994,000
Notes payable	6,706,439
Consulting service contract liability	848,010
Non-compete payable	481,211
Assumption of seller debt	200,000
Assumed long term liabilities	1,394,533
Rollover equity	613,693
Total purchase price consideration	$12,237,886

GAAP defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date the acquirer achieves control. GAAP requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquirer (if any) at the acquisition date, measured at their fair values as of that date. GAAP also requires the acquirer to recognize contingent consideration (if any) at the acquisition date, measured at its fair value at that date.

The following summarizes the fair values of the assets acquired and liabilities assumed at the acquisition:

Assets:
Current assets	$16,571,270
Property and equipment	206,873
Security deposits	292,404
Other intangibles	8,752,000
Goodwill (1)	4,773,585
Total identified assets acquired	$30,596,132

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

2. BUSINESS ACQUISITION (CONTINUED)

Liabilities:
Current liabilities	$16,115,703
Consulting service contract liability	848,010
Long-term assumed liabilities	1,394,533
Total liabilities assumed	18,358,246

Total net assets assumed	$12,237,886

(1)The goodwill acquired is primarily attributable to the workforce of the acquired business and significant synergies expected to arise after the Company's acquisition of UL US Entities. The Company is assessing the amount of goodwill that will be deductible for income tax purposes. For the period from inception, October 28, 2019, through May 31, 2020, the amount of goodwill deductible for income tax purposes was immaterial. The Company will continue to analyze the goodwill for deductibility over the 15-year life.

Other intangible assets and their amortization periods are as follows:

	Cost Basis	Useful Life
Tradenames/trademarks	$806,000	10 years
Customer relationships – ATL	5,605,000	15 years
Customer relationships – BOS	310,000	12 years
Customer relationships - NYC	1,718,000	14 years
Non-compete agreements	313,000	3 years
	$8,752,000

The acquisition method of accounting requires extensive use of estimates and judgments to allocate the considerations transferred to the identifiable tangible and intangible assets acquired and liabilities assumed. Accordingly, the allocation of the considerations transferred is preliminary and will be adjusted upon completion of final valuation of the assets acquired and liabilities assumed. The final valuation is expected to be completed as soon as practicable but no later than twelve months after the closing date of acquisition.  The amounts used in computing the purchase price differ from the amounts in the purchase agreements due to fair value measurement conventions prescribed by accounting standards.

The following presents the unaudited pro-forma combined results of operations of the Company with the UL US Entities as if the entities were combined on June 1, 2019.

Year Ended
May 31, 2020
Revenues, net	$115,148,267
Net loss	$(1,548,991)
Net loss per share	$(0.15)
Weighted average number of shares outstanding	10,000,000

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of June 1, 2019 or to project potential operating results as of any future date or for any future periods.

The Company consolidated the UL US Entities as of the closing date of the agreement, and the results of operations of the Company include that of UL US Entities.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at May 31, 2020:

Contract asset	$4,837,008
Factoring reserve (see Note 1)	970,724
Other prepaids	91,671
$5,899,403

4. PROPERTY AND EQUIPMENT

Major classifications of property and equipment are summarized below as of May 31, 2020.

Furniture and fixtures	$68,685
Computer equipment	78,743
Software	24,414
Leasehold improvements	27,146
$198,988

For the period from inception, October 28, 2019, through May 31, 2020, there was no depreciation expense related to the property and equipment due to timing of the acquisition and the Company’s fiscal year-end.

5. GOODWILL

The carrying amount of goodwill was $4,773,584 at May 31, 2020. There were no changes in the carrying amount of goodwill during the period. All acquired goodwill from the above UL US acquisition transaction is being reviewed to determine if it is deductible for tax purposes.

No impairment in the carrying amount of goodwill was recognized during the period from inception, October 28, 2019, through May 31, 2020.

6. INTANGIBLE ASSETS

Intangible assets consist of the following at May 31, 2020:

	Cost Basis	Useful Life
Other Intangible Assets
Trade names / trademarks	$806,000	10 years
Customer relationships	7,633,000	12-15 years
Non-compete agreements	313,000	3 years
	$8,752,000

Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on an accelerated basis over 12 to 15 years. For the period from inception, October 28, 2019, through May 31, 2020, there was no amortization expense related to the intangible assets due to timing of the acquisition and the Company’s fiscal year-end. As of May 31, 2020, the weighted average remaining useful lives of these assets were 2.8 years.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

6. INTANGIBLE ASSETS (CONTINUED)

Estimated amortization expense for the next five years and thereafter is as follows:

Twelve Months Ending May 31,
2021	$707,143
2022	707,143
2023	707,143
2024	602,810
2025	602,810
Thereafter	5,424,951
$8,752,000

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following at May 31, 2020:

Contract liabilities	$3,477,380
Accrued salaries and related expenses	145,165
Accrued sales and marketing expense	116,500
Accrued professional fees	117,040
Other accrued expenses and current liabilities	3,240,511
$7,096,596

8. FINANCING ARRANGEMENTS

Paycheck Protection Program Loans

The Company’s wholly-owned subsidiaries received proceeds under the Paycheck Protection Program (“PPP”). The PPP, established as part of the CARES Act, provided for loans to qualifying business for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The PPP Loan and accrued interest are forgivable after twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities and maintains its payroll levels. The amount of forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

During April and May 2020, the UL US Entities received aggregate proceeds of $1,646,062 through this program. The promissory notes mature for dates ranging from April 2022 through May 2022. As of May 31, 2020, the outstanding balance due under these promissory notes was $1,646,062.

The interest rate on the above PPP notes is 1.0% per annum, with interest accruing on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. No payments of principal or interest are due during the six-month period beginning on the date of the Note (“Deferral Period”).

As noted above, the principal and accrued interest under the Note evidencing the PPP Loans are forgivable after twenty-four weeks as long the Company has used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the twenty-four-week period. The Company used the proceeds for purposes consistent with the PPP. In order to obtain full or partial forgiveness of the PPP Loan, the Company must request forgiveness and must provide satisfactory documentation in accordance with applicable Small Business Administration (“SBA”) guidelines. Interest payable on the Note may be forgiven only if the SBA agrees to pay such interest on the forgiven principal amount of the Note. The Company will be obligated to repay any portion of the principal amount of the Note that is not forgiven, together with interest accrued and accruing thereon at the rate set forth above, until such unforgiven portion is paid in full.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

8. FINANCING ARRANGEMENTS (CONTINUED)

Beginning one month following expiration of the Deferral Period and continuing monthly until 24 months from the date of the Note (the “Maturity Date”), the Company is obligated to make monthly payments of principal and interest to the Lender with respect to any unforgiven portion of the Note, in such equal amounts required to fully amortize the principal amount outstanding on the Note as of the last day of the Deferral Period by the Maturity Date. The Company is permitted to prepay the Note at any time without payment of any premium.

While there is no assurance the Company will obtain forgiveness of the PPP Loans in whole or in part, the Company expects to meet the requirements for full or substantial forgiveness of the loans under existing SBA guidelines. The PPP Loans will continue to be included as promissory notes on the consolidated balance sheet until the banks formally forgives the loans. On December 15, 2020, the Company submitted the application. There is no obligation to make payments until the forgiveness process is completed.

Notes Payable

On May 29, 2020, the Company entered into a $1,825,000 note payable as part of the acquisition related to UL ATL. The loan bears a zero percent interest rate and has a maturity of three years, or May 29, 2023. The agreement calls for six semi-annual payments of $304,166.67, for which the first payment due shall be November 29, 2020.

On May 29, 2020, the Company entered into a non-compete, non-solicitation and non-disclosure agreement with a former owner of UL ATL. The amount payable under the agreement is $500,000 a three-year period. The agreement calls for twenty-four monthly non-interest payments of $20,833.33 with the first payment on June 29, 2020.

Future minimum payments related to the above PPP loans and advance and notes payable is as follows:

For the Twelve Months Ending December 31,
2021	$1,476,642
2022	1,886,086
2023	608,334
$3,971,062

9. RELATED PARTY TRANSACTIONS

As part of the acquisition, the Company assumed the following debt due to related parties:

Due to Frangipani Trade Services (1)	$959,303
Due to Unique Logistics Hong Kong (“ULHK”) (2)	325,000
Note Payable ULHK (3)	5,000,000
Due to employee (4)	90,000
Due to employee (5)	200,000
$6,574,303

(1)Due to Frangipani Trade Services (“FTS”), an entity owned by the Company’s CEO, is due on demand and is non-interest bearing.

(2)Due to Unique Logistics Holding Limited (“ULHK”) is non-interest bearing and due within 12 months from the date of acquisition.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

9. RELATED PARTY TRANSACTIONS (CONTINUED)

(3)On May 29, 2020, the Company entered into a $5,000,000 note payable with ULHK as part of the ULUS acquisition. The loan bears a zero percent interest rate and has a maturity of 180 days from the date of the note. On November 12, 2020, the Company amended the note with ULHK in order to (i) extend the maturity date from November 25, 2020 to May 18, 2021, (ii) begin monthly payments of $833,333 commencing on December 18, 2020, (iii) change the interest rate to one-half percent (0.5%) per month and (iv) provide the Company the right to prepay the outstanding liability in whole or in part. Pursuant to the amendment, if the Company should default on the note, ULHK has the option to convert the outstanding principal and interest into shares of common stock of the Company based on the stated terms within the agreement.

(4)On May 29, 2020, the Company entered into a $90,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest bearing payments of $2,500 from the date of closing.

(5)On May 29, 2020, the Company entered into a $200,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest bearing payments of $5,556 from the date of closing.

Consulting Agreement

On May 29, 2020, the Company entered into a consulting agreement with ULHK for logistics services as well as assisting the Company with strategic introductions and negotiations with new customers. The Company shall pay to ULHK $500,000 per year until the expiration of the agreement on May 28, 2023.

Security Deposit

FTS provides Importer of Record (“IOR”) services to the Company’s customers on behalf of the Company. Pursuant to the IOR agreement with the Company, FTS maintains a Customs Bond in order to continue the agreed upon IOR services. In addition, FTS requires a security deposit which will be utilized by FTS to settle any charges, penalties or tax assessments incurred when performing IOR services for the Company.

Accounts Receivable – trade and Accounts Payable - trade

Transactions with related parties account for $1,321,473 and $4,171,839 of accounts receivable – trade and accounts payable – trade as of May 31, 2020, respectively.

Revenue and Expenses

Revenue from related party transactions is for export services from related parties or for delivery at place imports nominated by such related parties. These transactions represented $25,076 of total revenues.

Direct costs incurred from related party transactions are import shipments provided by related parties on behalf of the Company’s customers. These transactions represented $689,545 of total direct costs.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

10. RETIREMENT PLAN

The Company had three separate 401 (k) plans up to July 31, 2020. In each Plan employees could contribute up to a maximum permitted by law. For one of the plans, the Company had the discretionary option of matching employee contributions.  The second plan was a Safe Harbor Plan where up to first 3% contribution was matched at 100% and additional 2% contribution at 50% match.   The third plan allowed for max. of 100% match. The Company did not record any expense for the period from inception, October 28, 2019, to May 31, 2020.

Effective August 1, 2020 the Company consolidated its 401 (k) plans into two plans, in one of which the Company has the discretionary option of matching employee contributions and in the other the Company matches 20% on the first 100% contribution. In either Plan, employees can contribute 1% to 98% of gross salary up to a maximum permitted by law.

11. STOCKHOLDERS’ EQUITY

As of October 29, 2019, the Company is authorized to issue 110,000,000 shares of stock, of which 100,000,000 shares is deemed to be common stock and 10,000,000 shares deemed as preferred stock. Both common and preferred shares have a par value of $0.001 per share.

Of the common stock shares, 10,000,000 have been issued and outstanding. None of the preferred shares have been issued.

12. COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against the Company that, if adversely determined, would in the Company's management's judgment have a material adverse effect on the Company.

Leases

The Company leases office space and office equipment under non-cancelable lease agreements expiring on various dates through October 2028. Office leases contain provisions for future rent increases. The Company adopted ASC 842 from inception, requiring the Company to recognize an asset and liability on the consolidated balance sheet for lease arrangements with terms longer than 12 months. The Company has elected the practical expedient to not apply the recognition requirement to leases with a term of less than one year (short term leases). The Company uses its incremental borrowing rate to discount lease payments to present value. The incremental borrowing rate is based on the estimated interest rate the Company could obtain for borrowing over a similar term of the lease at commencement date. Rental escalations, renewal options and termination options, when applicable, have been factored into the Company’s determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts. Variable payments related to pass-through costs for maintenance, taxes and insurance or adjustments based on an index such as Consumer Price Index are not included in the measurement of the lease liability or asset and are expensed as incurred.

May 31, 2020
Operating leases:
Operating lease ROU assets - net	$4,770,280

Current operating lease liabilities, included in current liabilities	$1,288,216
Noncurrent operating lease liabilities, included in long-term liabilities	3,482,064
Total operating lease liabilities	$4,770,280

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Supplemental cash flow and other information related to leases was as follows:

For the Period from Inception, October 28, 2019 Through May 31, 2020
ROU assets obtained in exchange for lease liabilities:
Operating leases	$4,770,280
Weighted average remaining lease term (in years):
Operating leases	4.48
Weighted average discount rate:
Operating leases	4.25%

At May 31, 2020, future minimum lease payments under noncancelable operating leases are as follows:

Twelve Months Ending May 31,
2021	$1,461,307
2022	1,501,617
2023	850,701
2024	417,662
2025	341,778
Thereafter	676,215
Total lease payments	$5,249,280
Less: imputed interest	(479,000)
Total lease obligations	$4,770,280

As of May 31, 2020, the operating lease right-of-use asset on the consolidated balance sheet was $4,770,280. The incremental borrowing rate used 4.25%, based on the Company’s current available borrowing rates. Weighted average remaining lease term is 4.48 years. Weighted average discount rate is 4.25%.

Accounts Receivable Facility

On May 29, 2020, the Company entered into a Secured Accounts Receivable Facility (the “Facility”) with Corefund Capital, LLC (“Core”), pursuant to which Core agreed to purchase from the Company up to an aggregate of $12,000,000 of accounts receivables. The Facility provides Core with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. The Facility includes fees payable to Core based on the number of days between the date on which an account was purchased by Core and the date on which the Company repurchased the account or the customer paid, as follows: (i) Less than or equal to 30 days, a 1.5% fee; (ii) more than 30 days but less than or equal to 40 days, a 1.75% fee; (iii) more than 40 days but less than or equal to 50 days, a 2.0% fee; (iv) more than 50 days but less than or equal to 60 days, a 2.25% fee; (v) more than 60 days but less than or equal to 90 days, a 2.50% fee; (vi) if more than 90 days, a 2.50% fee for each additional week or portion thereof. Fees related to factoring transactions with Core were immaterial since execution of the Facility to May 31, 2020.

13.SUBSEQUENT EVENTS

All subsequent events have been evaluated from the date the consolidated financial statements were issued.

Pursuant to a certain Loan Authorization and Agreement (the “SBA Loan Agreement”) in June 2020,  the Company for securing a loan (the “EIDL Loan”) with a principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning June 2021. The balance of principal and interest is payable thirty years from the date of the SBA Note.

UNIQUE LOGISTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION,

OCTOBER 28, 2019 THROUGH MAY 31, 2020

13.SUBSEQUENT EVENTS (CONTINUED)

On October 8, 2020 Innocap, Inc. a Nevada corporation (“Innocap”), Inno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Innocap (“Merger Sub”), and the Company entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Innocap (the “Merger”). The transaction (the “Closing”) took place on October 8,2020 (the “Closing Date”). Innocap acquired, through a reverse triangular merger, all of the outstanding capital stock of the Company in exchange for issuing the Company’s shareholders (the “Unique Shareholders”), pro-rata, an aggregate of 1,000,000 million shares of preferred stock, with certain of unique shareholders receiving 130,000 shares of the Innocap’s Series A Preferred Stock par value $0.001 per share, and certain of the Unique shareholders receiving of 870,000 shares of the Company’s Series B Preferred Stock, par value $0.001 per share. Immediately after the Merger was consummated, and further to the Agreement, certain affiliates of the Innocap cancelled a total of 45,606,489 shares of the Innocap’s common stock, and 1,000,000 shares of Preferred Stock held by them (the “Cancellation”). In consideration of the Cancellation of such shares of the Innocap’s common stock and preferred stock, the Company agreed to assume certain liabilities of the Innocap. As a result of the Merger and the Cancellation, the Unique Shareholders became the majority shareholders of the Innocap.

Amendment to the Accounts Receivable Facility

On November 2, 2020, the Company, entered into an Amendment to Secured Accounts Receivable Facility (the “Amendment”) with Corefund Capital, LLC (“Core”), pursuant to which the Company and Core agreed to increase the credit line provided in the original Secured Accounts Receivable Facility, dated May 29, 2020 (as discussed in Note 11), from $12,000,000 up to $25,000,000. The remaining terms of the Facility were unchanged by the Amendment.

Amendment to ULHK Note

On November 12, 2020, the Company amended the note with ULHK (as discussed in Note 8) in order to (i) extend the maturity date from November 25, 2020 to May 18, 2021, (ii) begin monthly payments of $833,333 commencing on December 18, 2020, (iii) change the interest rate to one-half percent (0.5%) per month and (iv) provide the Company the right to prepay the outstanding liability in whole or in part. Pursuant to the amendment, if the Company should default on the note, ULHK has the option to convert the outstanding principal and interest into shares of common stock of the Company based on the stated terms within the agreement.

Amendment to Articles of Incorporation

Effective January 11, 2021, the Company, amended and restated its articles of incorporation (the “Amended and Restated Articles of Incorporation”) with the office of the Secretary of State of Nevada to, among other things, (i) change the Company’s name to Unique Logistics International, Inc.; and (ii) increase the number of shares of common stock the Company is authorized to issue from 500,000,000 shares to 800,000,000 shares.